Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Life360, Inc.
San Mateo, California

We consent to the incorporation by reference in the Registration Statement Nos. 333-268529 and 333-274727 on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of Life360, Inc. and the effectiveness of Life360, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

February 29, 2024